                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): March 31, 1998
                                                          --------------




                                 MEDIRISK, INC.
                            (Exact name of registrant
                          as specified in its charter)




        Delaware               000-22005           58-2256400
        --------------------------------------------------------------
        (State or other        (Commission         (I.R.S. Employer
        jurisdiction of        File Number)        Identification No.)
        incorporation)



Two Piedmont Center, Suite 400, 3565 Piedmont Road, N.E., Atlanta, Georgia             30305
-----------------------------------------------------------------------------------------------
                  (Address of principal executive officers)                          (Zip Code)



       Registrant's telephone number, including area code: (404) 364-6700

                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

                                EXPLANATORY NOTE

   This amendment on Form 8-K/A is being filed solely for the purpose of amending Item 7(b) of the Registrant's Report on Form 8-K previously filed on April 13, 1998 (the "Healthdemographics 8-K"). The Company has adjusted the pro forma financial information set forth in Item 7(b) of the Healthdemographics 8-K to reflect the results of applying new guidance from the Staff of the Securities and Exchange Commission (the "Staff") regarding in-process research and development. The new guidance was received after the Company originally filed the Healthdemographics 8-K. Although the Company believes that its original accounting treatment was in accordance with generally accepted accounting principles, it has accepted the Staff's new guidance with respect to these matters and has made certain adjustments as set fourth in this amended filing.
Item 7(b) of the Healthdemographics 8-K is superseded by this amendment. Items 2, 5, 7(a) and 7(c) of the Healthdemographics 8-K, as well as the previously filed exhibits to the Healthdemographics 8-K, remain unchanged by this amendment.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.



     (b) PRO FORMA FINANCIAL INFORMATION



                       UNAUDITED PRO FORMA FINANCIAL DATA

         The unaudited pro forma consolidated condensed balance sheet set forth below as of December 31, 1997 illustrates the estimated effects of the Healthdemographics acquisition as if the acquisition had occurred on December 31, 1997. The unaudited pro forma consolidated condensed statement of operations set forth below for the year ended December 31, 1997 gives effect to the Company's acquisition of (i) Healthdemographics on March 31, 1998, (ii) CareData Reports, Inc.("CareData") on August 28, 1997, and (iii) CIVS, Inc. ("CIVS") on June 24, 1997, as if they had occurred on January 1, 1997. The Healthdemographics, CIVS and CareData acquisitions have each been accounted for using the purchase method of accounting. The pro forma financial data should be read in conjunction with the historical consolidated financial statements and notes of the Company included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "Commission") on March 30, 1998, and the historical financial statements and notes of: (i) Healthdemographics, included in this Report on Form 8-K; (ii) CIVS, included in the Company's Current Report on Form 8-K/A, filed with the Commission on September 5, 1997; and (iii) CareData, included in the Company's Current Report on Form 8-K/A, filed with the Commission on November 14, 1997. The pro forma combined results are not necessarily indicative of the results that would have been achieved had the acquisitions of Healthdemographics, CIVS and CareData occurred on January 1, 1997 or of future operations.

                         MEDIRISK, INC AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               December 31, 1997


(Amounts in thousands)

                                                                                                     PRO FORMA      PRO FORMA
                                                                  MEDIRISK    HEALTHDEMOGRAPHICS    ADJUSTMENTS    CONSOLIDATED
                                                                  --------    ------------------    -----------    ------------
Current assets
  Cash and cash equivalents                                       $  3,516          $    --           $  (302)(4)    $  3,214
  Accounts receivable, net                                           3,802              114                --           3,916
  Prepaid expenses                                                     698               --                --             698
  Other current assets                                                 474               19                --             493
                                                                  --------          -------           -------        --------
         Total current assets                                        8,490              133              (302)          8,321
                                                                  --------          -------           -------        --------

Property and equipment                                               3,083              105                --           3,188
  Less accumulated depreciation and amortization                     1,444               23                --           1,467
                                                                  --------          -------           -------        --------
         Property and equipment, net                                 1,639               82                --           1,721
                                                                  --------          -------           -------        --------

Excess of cost over net assets of businesses
  acquired, less accumulated amortization                            7,556               --             4,837 (1)      12,393
Intangible assets, less accumulated amortization                     1,794               --               120 (2)       1,914
Software development costs, less accumulated
  amortization                                                       1,008               --                --           1,008
Other assets                                                           171               --                --             171
                                                                  --------          -------           -------        --------
         Total other assets                                         10,529               --             4,957          15,486
                                                                  --------          -------           -------        --------

         Total assets                                             $ 20,658          $   215           $ 4,655        $ 25,528
                                                                  ========          =======           =======        ========

Current liabilities
  Current installments of long-term debt and obligations under
    capital leases                                                $    168          $    --           $    --        $    168
  Accounts payable                                                     258              218             3,000 (1)       3,476
  Accrued expenses                                                   1,574              338               150 (3)       2,062
  Deferred revenue                                                   2,309              175                --           2,484
                                                                  --------          -------           -------        --------
         Total current liabilities                                   4,309              731             3,150           8,190

Long-term debt and obligations under capital leases, excluding
  current installments                                                 165              246             2,395 (4)       2,806
                                                                  --------          -------           -------        --------
         Total liabilities                                           4,474              977             5,545          10,996
                                                                  --------          -------           -------        --------

Shareholders' equity (deficit):
  Common stock                                                           4               --                --               4
  Additional paid in capital                                        28,559              784              (784)(6)      31,657
                                                                                                        3,098 (5)
  Accumulated deficit                                              (12,379)          (1,546)            1,546 (6)     (17,129)
                                                                                                       (4,750)(7)
                                                                  --------          -------           -------        --------
                                                                    16,184             (762)             (890)         14,532
                                                                  --------          -------           -------        --------

         Total liabilities and shareholders' equity (deficit)     $ 20,658          $   215           $ 4,655        $ 25,528
                                                                  ========          =======           =======        ========

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                        MEDIRISK, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Amounts in thousands, except per share data)

                                                                                Year Ended December 31, 1997
                                                           -------------------------------------------------------------------------
                                                                         Historical
                                                           -------------------------------------------
                                                                         Healthdemo-        1997         Pro forma      Pro forma
                                                           Medirisk      graphics(8)   Acquisitions(9)   Adjustments    Consolidated
                                                           --------      -----------   ---------------   -----------    ------------
Revenue                                                    $ 16,749        $  905        $  1,730        $    --        $ 19,384
Salaries, wages and benefits                                  7,910           971           1,296             --          10,177
Other operating expenses                                      4,374           752           1,099             --           6,225
Depreciation and amortization                                 1,304            18              47            570(10)       1,939
Acquired in-process research
 and development costs and integration costs                  4,575            --              --         (4,258)(11)        317
                                                           -------------------------------------------------------------------------
   Operating income (loss)                                   (1,414)         (836)           (712)         3,688             726
Interest income (expense), net                                  345           (26)              8           (523)(12)       (196)
Provision for income taxes                                     (707)           --              --            707 (13)         --
                                                           -------------------------------------------------------------------------
   Income (loss) before extraordinary item                 $ (1,776)       $ (862)       $   (704)       $ 3,872        $    530
                                                           =========================================================================
Unaudited pro forma income (loss) per common
 share before extraordinary item -  basic and diluted        ($0.45)                                                       $0.13
Unaudited pro forma weighted average number of common         =====                                                        =====
 shares used in calculating unaudited income (loss)
 per common share before extraordinary item -
 basic and diluted                                            3,918                                                        4,214(14)

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                        MEDIRISK, INC. AND SUBSIDIARIES
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS


     Effective March 23, 1998, the Company acquired all of the outstanding shares of Healthdemographics of San Diego, California, which provides databases and decision-support tools that allow customers to forecast the supply of and demand for health care services. The Company purchased Healthdemographics for approximately $2.7 million in cash, 171,315 shares of common stock and the assumption of net liabilities. The acquisition was accounted for using the purchase method of accounting with the results of operations of the business acquired included from the effective date of the acquisition. The acquisition resulted in in-process research and development costs estimated to be approximately $4.8 million, acquired products estimated to be approximately $120,000, and excess of cost over net assets acquired estimated to be approximately $1.8 million.

      Effective June 1, 1997, the Company acquired all of the outstanding shares of CIVS of Rockville, Maryland, a leading national provider of credentialing services to hospitals and managed care organizations for approximately $3.5 million in cash and 129,166 shares of the Company's common stock and the assumption of net assets of $76,000. The acquisition was accounted for using the purchase method of accounting with the results of operations of the business acquired included from the effective date of the acquisition. The acquisition resulted in purchased in-process research and development costs of approximately $3.1 million, acquired products of approximately $415,000, and excess of cost over net assets acquired of approximately $1.1 million.

      Effective August 1, 1997, the Company acquired all of the outstanding shares of CareData of New York, New York, which creates reports analyzing consumer satisfaction with more than 150 aspects of managed health care plans and ranks specific health plans accordingly. The Company purchased CareData for approximately $4.1 million in cash and 14,516 shares of Medirisk common stock. The acquisition was accounted for using the purchase method of accounting with the results of operations of the business acquired included from the effective date of the acquisition. The acquisition resulted in in-process research and development costs of approximately $975,000, acquired products of approximately $200,000, and excess of cost over net assets acquired of approximately $2.9 million. Approximately $3.0 million of contingent consideration resulting from the CareData acquisition will be due and payable at the end of April 1998.
This payment will be treated as an increase in excess of cost over net assets acquired.

      The unaudited pro forma consolidated condensed balance sheet as of December 31, 1997 illustrates the estimated effects of the Healthdemographics acquisition as if the acquisition had occurred on December 31, 1997. The unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 1997 illustrates the estimated effects of all these acquisitions had they occurred on January 1, 1997.

      The unaudited pro forma consolidated condensed financial statements have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of such acquisition. For purposes of the unaudited pro forma consolidated condensed financial statements, such allocations have been made based upon currently available information and management's estimates.

        The historical financial statements are derived from the audited financial statements of the Company and Healthdemographics as of and for the year ended December 31, 1997, and the unaudited financial statements of CIVS and CareData for the periods beginning January 1, 1997 and ending on the effective dates of the respective acquisitions.

        The unaudited pro forma consolidated condensed financial statements do not purport to represent what the results of operations of the Company would actually have been if the acquisitions had occurred on such dates or to project the results of operations of the Company for any future date or period. The unaudited pro forma consolidated condensed financial statements should be read together with the Financial Statements and Notes thereto of the Company, Healthdemographics, CIVS and CareData referred to above. The unaudited pro forma consolidated condensed financial statements reflect the following adjustments:

(1) Reflects $1.8 million of goodwill recorded as a result of the allocation of the Healthdemographics purchase price and the $3.0 million of contingent consideration for the CareData acquisition expected to be paid in April 1998.

(2) Reflects the technological know-how recorded as a result of the allocation of the Healthdemographics purchase price.

(3) Reflects the accrual of direct acquisition costs recorded as a result of the allocation of the Healthdemographics purchase price.

(4) Reflects the cash payment and borrowings against the Company's line of credit to fund the cash portion of the Healthdemographics acquisition.

(5) Reflects the value of the Company common stock issued in connection with the acquisition of Healthdemographics.

(6) Reflects the elimination of the historical equity accounts of Healthdemographics.

(7) Reflects the non-recurring write-off of acquired in-process research and development costs recorded as a result of the allocation of the Healthdemographics purchase price.
(8) Reflects the historical operating results of Healthdemographics for the process research and development costs was recorded by the Company on March 23, 1998. This charge is being excluded from the year ended December 31, 1997 unaudited proforma consolidated condensed statement of operations.

(9) Reflects the historical operating results of CIVS for the five months ended May 31, 1997 and CareData for seven months ending July 31, 1997. The operating results of these entities subsequent to their acquisition effective dates through December 31, 1997 are included in the Company's operating results.

(10) Reflects the additional amortization of intangible assets recorded as a result of the allocation of the respective purchase prices. These amounts were as follows:

                                                       1997
                                                       ----
                                              (Amounts in thousands)
                CIVS                                     64
                CareData                                335
                                                        ---
                  Total                                $570

(11) Reflects the reversal of the non-recurring acquired in-process research and development costs and integration costs associated with the acquisitions of CIVS and CareData.
        These charges were included in the December 31, 1997 historical statements of operations and are being excluded from the year ended December 31, 1997 unaudited pro forma consolidated condensed statement of operations.

                                                       1997
                                                       ----
                                              (Amounts in thousands)
                CIVS                                 $3,280
                CareData                                978
                                                      -----
                  Total                              $4,258
                                                      =====

(12) Reflects the additional interest expense on the cash borrowings used to fund the acquisitions. These amounts were as follows:

                                                       1997
                                                       ----
                                              (Amounts in thousands)
                Healthdemographics                     $216
                CIVS                                    115
                CareData                                192
                                                        ---
                  Total                                $523
                                                        ===

(13) Reflects decrease in income tax expense due to pro forma losses incurred.

(14) Reflects the increased shares of common stock outstanding resulting from the acquisitions. These shares were as follows:

                                                       1997
                                                       ----
                                                  (In thousands)
                Healthdemographics                      171
                CIVS                                    115
                CareData                                 10
                                                        ---
                  Total                                 296
                                                        ===

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MEDIRISK, INC.



                        By:      /s/ Thomas C. Kuhn III
                           --------------------------------------
                           Thomas C. Kuhn III
                           Senior Vice President and Chief Financial Officer


Dated:  January 28, 1999

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